News Release

ASCENA RETAIL GROUP, INC. REPORTS SECOND QUARTER RESULTS AND PROVIDES GUIDANCE FOR THIRD QUARTER OF FISCAL 2018;

SECOND QUARTER GAAP EPS LOSS OF $0.20; NON-GAAP ADJUSTED EPS LOSS OF $0.12;
COMPARABLE SALES DOWN 2%

MAHWAH, NJ - (BUSINESS WIRE) - March 5, 2018 - ascena retail group, inc. (NASDAQ - ASNA) (“ascena” or the “Company”) today reported financial results for its fiscal second quarter ended January 27, 2018. For the second quarter of Fiscal 2018, the Company reported a GAAP loss of $0.20 per diluted share compared to a GAAP loss of $0.18 per diluted share in the year-ago period. For the second quarter of Fiscal 2018, the Company reported a non-GAAP adjusted loss of $0.12 per diluted share compared to a non-GAAP adjusted loss of $0.07 per diluted share in the year-ago period.

David Jaffe, Chief Executive Officer of ascena retail group, inc., commented, “Our second quarter adjusted loss of 12 cents per share came in at the lower end of our guide.  An improvement in top-line trend was offset by margin rate pressure primarily related to the final clearance of non-performing product categories at our Value Fashion and Premium Fashion segments that carried over from the first quarter.”

Jaffe continued, “This past quarter marks the mid-point of our three year Change for Growth enterprise transformation program, and we continue to make good progress across all three pillars of the program - cost takeout, capability enhancement, and the reinvigoration of our core business. We remain on track to achieve $300 million in cost savings by July 2019, and we are confident we will take this number higher as we move into the later stages of our transformation. We completed the rollout of the first wave of merchandise planning tools across our portfolio, including size pack and markdown optimization, which are key building blocks of our larger analytics roadmap. And most importantly, we are beginning to see traction with top line performance at the brands which are farthest along with their customer and product work, specifically Justice and Lane Bryant. We are broadly leveraging the processes and work developed at these brands to reinforce a customer-first lens across ascena, which is critical to enable sustainable growth.”

Jaffe concluded, “In closing, while we’ve made significant progress on our enterprise transformation, we must deliver improved top-line performance.  We believe we’ve made needed changes in key leadership roles across our brands, and are well positioned to reinvigorate growth from our core.  In parallel, we continue to explore options to create shareholder value, including new business development opportunities, use of our overseas cash, and ongoing evaluation of our brand portfolio.”

Fiscal Second Quarter Results - Consolidated

Overview
The current and prior year results include restructuring and other related charges incurred under the Company's Change for Growth program, certain acquisition and integration costs, and non-cash purchase accounting adjustments associated with the acquisition of ANN INC. ("ANN"), which was completed in Fiscal 2016, as well as various tax related charges. A summary of year-over-year changes in these items is presented in Note 2 to the unaudited condensed consolidated financial information, which are included herein.

In addition, the Company's Premium Fashion segment, which historically has followed the National Retail Federation calendar, recognized an extra week during the second quarter of Fiscal 2018. As a result, the three and six months ended January 27, 2018 include the results of the Value Fashion, Plus Fashion and Kids Fashion segments for 13 and 26-weeks, respectively, while the results of the Premium Fashion segment are included for 14 and 27-weeks, respectively. The three and six months ended January 28, 2017 were 13 and 26-week periods, respectively, for all segments. Reconciliations showing the impact of the extra week are presented in Note 2 to the unaudited condensed consolidated financial information, which is included herein.

Net Sales and Comparable Sales
On a GAAP basis, Net sales for the second quarter of Fiscal 2018 were $1.719 billion compared to $1.748 billion in the year-ago period. The decline was primarily attributable to a 2% comparable sales decline that resulted primarily from merchandise strategy challenges and store traffic declines at our Value Fashion segment, and assortment misses at our Premium Fashion segment, partially offset by high single digit comparative sales growth at our Kids Fashion segment. Net sales for the second quarter included approximately $25 million associated with the extra week discussed above.

The Company’s sales and comparable sales data for the fiscal second quarter on a brand and segment basis is summarized below:

		Net Sales (millions)
	Comparable Sales	Three Months Ended
		January 27, 2018	January 28, 2017
Ann Taylor	(8)%	$193.3	$206.6
LOFT	(1)%	416.3	401.6
Total Premium Fashion	(3)%	609.6	608.2

maurices	(5)%	262.6	274.5
dressbarn	(12)%	176.7	207.1
Total Value Fashion	(8)%	439.3	481.6

Lane Bryant	flat	268.6	269.8
Catherines	(5)%	71.9	77.5
Total Plus Fashion	(1)%	340.5	347.3

Justice (a)	7%	329.6	311.1
Total Kids Fashion	7%	329.6	311.1

Total Company (a)	(2)%	$1,719.0	$1,748.2

(a) Redemption of vouchers distributed in connection with the 2015 Justice pricing litigation settlement increased Justice and Total Company second quarter comp sales by approximately 150bp and 30bp, respectively.

Gross margin
Gross margin declined to $929 million, or 54.0% of sales, for the second quarter of Fiscal 2018 compared to $946 million, or 54.1% of sales in the year-ago period. Gross margin dollars declined year-on-year primarily as a result of the decline in comparable sales, which was offset in part by approximately $12 million associated with the extra week discussed above. Gross margin rate was down 10 basis points as improved performance at both our Plus Fashion and Kids Fashion segments was more than offset by declines at the Premium Fashion and Value Fashion segments. On a consolidated basis, gross margin benefited from the realization of approximately $15 million in synergies and cost savings initiatives.

Buying, distribution, and occupancy expenses
Buying, distribution, and occupancy (“BD&O”) expenses for the second quarter of Fiscal 2018 increased 2% to $326 million, or 19.0% of sales, compared to $320 million, or 18.3% of sales in the year-ago period. The increase was primarily due to higher variable distribution costs related to the increased penetration of our direct business, incremental costs associated with the start-up of our west-coast omni-channel capabilities and included approximately $1 million of additional expenses with the extra week discussed above. These increases were partially offset by lower occupancy expenses related to our fleet optimization program, which provided approximately $5 million of cost savings during the second quarter of Fiscal 2018. BD&O expenses as a percentage of net sales increased by 70 basis points primarily due to the de-leveraging effect of lower comparable sales.

Selling, general, and administration expenses
Selling, general, and administrative (“SG&A”) expenses for the second quarter of Fiscal 2018 declined 2% to $526 million, or 30.6% of sales, compared to $538 million, or 30.8% of sales in the year-ago period. The decline in SG&A expenses was primarily due to approximately $30 million in synergies and cost reduction initiatives, mainly reflecting headcount and non-merchandise procurement savings, as well as lower performance-based compensation, offset in part by inflationary increases. Additionally, the current year period had approximately $8 million of additional costs associated with the extra week discussed above, and both the current and prior year periods included approximately $2 million of non-cash purchase accounting-related costs. Excluding the impact of the extra week and purchase accounting, SG&A expenses for the second quarter of Fiscal 2018 declined 4% to $517 million compared to $536 million in the year ago period. SG&A expenses leveraged 20 basis points as a percentage of net sales primarily due to cost reductions from our enterprise transformation.

Operating loss
Operating loss for the second quarter of Fiscal 2018 was $36 million compared to $45 million in the year-ago period. The change primarily reflects the lower SG&A expenses discussed above and lower acquisition-related integration expenses, offset in part by the impact of negative comparable sales. On a non-GAAP adjusted basis, we realized a $12 million operating loss compared to $3 million of operating income in the year ago period, with the decline caused primarily by the impact of negative comparable sales, partially offset by operating expense reductions discussed above.

Effective tax rate
For the three months ended January 27, 2018, the Company recorded a tax benefit of $22 million on pre-tax loss of $61 million. The effective tax rate for the quarter of 35.8% primarily reflects the provisional impact of recording the tax effects associated with the 2017 Tax Reform Act enacted during the second quarter of Fiscal 2018. Income taxes in the second quarter of Fiscal 2018 also include the effect of a valuation allowance on certain state deferred tax assets as well as net unfavorable adjustments to our full year tax rate and discrete items that arose in the quarter.

Net loss and net loss per diluted share
The Company reported a Net loss of $39 million, or $0.20 per diluted share in the second quarter of Fiscal 2018, compared to $35 million, or $0.18 per diluted share, in the year-ago period.

Fiscal Second Quarter Balance Sheet Highlights

Cash and cash equivalents
The Company ended the second quarter of Fiscal 2018 with Cash and cash equivalents of $414 million. Of this amount, approximately $283 million was held outside of the U.S.

Inventories
The Company ended the second quarter of Fiscal 2018 with inventory of $600 million, down 11% from $676 million at the end of the year-ago period.

Capital expenditures
Capital expenditures totaled $41 million in the second quarter of Fiscal 2018, primarily to support new capabilities and strategic initiatives. The Company continues to expect full year capital expenditures in the range of $190 million to $220 million.

Debt
The Company ended the second quarter of Fiscal 2018 with total debt of $1.574 billion, which represents the balance remaining on the term loan. There were no borrowings outstanding under the Company's revolving credit facility at the end of the second quarter of Fiscal 2018.

Fiscal Year 2018 Third Quarter Outlook

Fiscal year 2018 third quarter non-GAAP loss per share is estimated in the range of $(0.12) to $(0.07), supported by the following assumptions:

- Net sales in the range of $1.48 to $1.52 billion;
- Comparable sales in the range of down 3% to down 5%;
- Gross margin rate in the range of 59.7% to 60.2%;
- Depreciation and amortization expense of approximately $86 million;
- Operating income in the range of $5 to $20 million;
- Interest expense of approximately $28 million;
- Minimum taxes of approximately $2.5 million; and
- Diluted share count of 196 million.

In late January, the Company’s Value Fashion segment made a series of leadership changes, particularly at its dressbarn brand, with the goal of turning around the brand's recent performance. Strategy changes may result in charges such as inventory write-downs and/or store-related expenses that are not reflected in the above guidance.

Real Estate

The Company's store information on a brand-by-brand basis for the second quarter is as follows:

	Quarter Ended January 27, 2018
	Store Locations Beginning of Q2	Store Locations Opened	Store Locations Closed	Store Locations End of Q2
Ann Taylor	320	1	(12)	309
LOFT	681	3	(5)	679
maurices	1,008	2	(17)	993
dressbarn	772	—	(31)	741
Lane Bryant	764	—	(10)	754
Catherines	355	—	(3)	352
Justice	894	—	(32)	862
Total	4,794	6	(110)	4,690

Conference Call Information

The Company will conduct a conference call today, March 5, 2018, at 4:30 PM Eastern Time to review its second quarter Fiscal 2018 results, followed by a question and answer session. Parties interested in participating in this call should dial in at (877) 930-8316 prior to the start time, the conference ID is 1998479. The call will also be simultaneously broadcast at www.ascenaretail.com. A recording of the call will be available shortly after its conclusion and until March 12, 2018 by dialing (855) 859-2056, the conference ID is 1998479, and until April 5, 2018 via the Company’s website at www.ascenaretail.com.

Non-GAAP Financial Results

As noted above, the comparability of the Company's operational results for the periods presented herein has been affected by certain transactions. The Company believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating current period performance, trends and period-over-period comparative results. Non-GAAP measures eliminate amounts that do not reflect the fundamental performance of the Company’s businesses. Such items include costs such as (i) acquisition and integration expenses, (ii) restructuring, tangible asset impairments and other related charges including, but not limited to, charges incurred under the Company's Change for Growth initiative, and (iii) non-cash charges associated with purchase accounting adjustments related to the acquisition of ANN's assets and liabilities, primarily reflecting depreciation and amortization expense and lease-related adjustments. Additionally, our GAAP results for the second quarter of Fiscal 2018 reflect an extra week that was recorded by our Premium Fashion segment, and certain other income tax related charges. Reference is made to Notes 1 and 2 of the unaudited condensed consolidated financial information included herein for more information.

Many investors also use non-GAAP measures as a common basis for comparing the performance of different companies. A general limitation of non-GAAP measures is that they are not prepared in accordance with U.S. generally accepted accounting principles and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. Non-GAAP measures should be considered in addition to, not as a substitute for, the Company’s Operating income and Net income per common share, as well as other measures of financial performance and liquidity reported in accordance with U.S. generally accepted accounting principles.

Additionally, a reconciliation of the projected non-GAAP EPS, which are forward-looking non-GAAP financial measures, to the most directly comparable GAAP financial measures, is not provided because the Company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. These GAAP measures may include the impact of such items as restructuring charges, acquisition and integration related expenses, non-cash purchase accounting adjustments, and the tax effect of all such items. As previously stated, the Company has historically excluded these items from non-GAAP financial measures. The Company currently expects to continue to exclude these items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as actions under the Company's Change for Growth program, or acquisition and integration expenses, are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Forward-looking statements are statements related to future, not past, events, and often contain words such as “expect,” "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," “estimate,” “forecast,” "target," “preliminary,” or “range,” and include the Company’s outlook for the third quarter of Fiscal Year 2018. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent Annual Report on Form 10-K.

About ascena retail group, inc.

ascena retail group, inc. (NASDAQ:ASNA) is a leading national specialty retailer offering apparel, shoes, and accessories for women under the Premium Fashion segment (Ann Taylor, LOFT, and Lou & Grey), Value Fashion segment (maurices and dressbarn), Plus Fashion segment (Lane Bryant and Catherines), and for tween girls under the Kids Fashion segment (Justice). ascena retail group, inc. operates ecommerce websites and approximately 4,700 stores throughout the United States, Canada and Puerto Rico.

For more information about ascena retail group, inc. visit: ascenaretail.com, AnnTaylor.com, LOFT.com, louandgrey.com, maurices.com, dressbarn.com, lanebryant.com, Catherines.com, and shopjustice.com.

CONTACT:	For investors:	For media:
	ICR, Inc.	ascena retail group, inc.
	James Palczynski	Sue Ross
	Partner	Corporate Affairs
	(203) 682-8229	(218) 491-2110
	jp@icrinc.com	sue.ross@ascenaretail.com

ascena retail group, inc.
Condensed Consolidated Statements of Operations (Unaudited)
(millions, except per share data)

	Three Months Ended
	January 27, 2018	% of Net Sales	January 28, 2017	% of Net Sales
Net sales	$1,719.0	100.0%	$1,748.2	100.0%
Cost of goods sold	(790.4)	(46.0)%	(802.4)	(45.9)%
Gross margin	928.6	54.0%	945.8	54.1%
Other costs and expenses:
Buying, distribution and occupancy expenses	(326.1)	(19.0)%	(320.1)	(18.3)%
Selling, general and administrative expenses	(526.2)	(30.6)%	(538.1)	(30.8)%
Acquisition and integration expenses	(3.3)	(0.2)%	(15.8)	(0.9)%
Restructuring and other related charges	(18.8)	(1.1)%	(20.2)	(1.2)%
Depreciation and amortization expense	(89.8)	(5.2)%	(96.3)	(5.5)%
Operating loss	(35.6)	(2.1)%	(44.7)	(2.6)%
Interest expense	(27.2)	(1.6)%	(25.0)	(1.4)%
Interest income and other income, net	1.6	0.1%	0.4	—%
Loss before benefit for income taxes	(61.2)	(3.6)%	(69.3)	(4.0)%
Benefit for income taxes	21.9	1.3%	34.1	2.0%
Net loss	$(39.3)	(2.3)%	$(35.2)	(2.0)%

Net loss per common share:
Basic	$(0.20)		$(0.18)
Diluted	$(0.20)		$(0.18)

Weighted average common shares outstanding:
Basic	196.1		194.8
Diluted	196.1		194.8

See accompanying notes.

ascena retail group, inc.
Condensed Consolidated Statements of Operations (Unaudited)
(millions, except per share data)

	Six Months Ended
	January 27, 2018	% of Net Sales	January 28, 2017	% of Net Sales
Net sales	$3,308.7	100.0%	$3,426.6	100.0%
Cost of goods sold	(1,415.0)	(42.8)%	(1,466.8)	(42.8)%
Gross margin	1,893.7	57.2%	1,959.8	57.2%
Other costs and expenses:
Buying, distribution and occupancy expenses	(644.2)	(19.5)%	(640.7)	(18.7)%
Selling, general and administrative expenses	(1,019.0)	(30.8)%	(1,062.5)	(31.0)%
Acquisition and integration expenses	(5.4)	(0.2)%	(27.8)	(0.8)%
Restructuring and other related charges	(41.0)	(1.2)%	(32.1)	(0.9)%
Depreciation and amortization expense	(179.8)	(5.4)%	(190.2)	(5.6)%
Operating income	4.3	0.1%	6.5	0.2%
Interest expense	(53.8)	(1.6)%	(50.3)	(1.5)%
Interest income and other income, net	1.8	0.1%	0.3	—%
Loss before benefit for income taxes	(47.7)	(1.4)%	(43.5)	(1.3)%
Benefit for income taxes	15.0	0.5%	22.7	0.7%
Net loss	$(32.7)	(1.0)%	$(20.8)	(0.6)%

Net loss per common share:
Basic	$(0.17)		$(0.11)
Diluted	$(0.17)		$(0.11)

Weighted average common shares outstanding:
Basic	195.8		194.6
Diluted	195.8		194.6

See accompanying notes.

ascena retail group, inc.
Condensed Consolidated Balance Sheets (Unaudited)
(millions)

	January 27, 2018	July 29, 2017
ASSETS
Current assets:
Cash and cash equivalents	$413.5	$325.6
Inventories	600.3	639.3
Prepaid expenses and other current assets	172.3	157.4
Total current assets	1,186.1	1,122.3
Property and equipment, net	1,319.0	1,437.6
Goodwill	683.0	683.0
Other intangible assets, net	524.2	532.4
Other assets	58.7	96.2
Total assets	$3,771.0	$3,871.5

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$380.3	$411.6
Accrued expenses and other current liabilities	352.9	360.0
Deferred income	143.9	121.5
Current portion of long-term debt	44.0	44.0
Total current liabilities	921.1	937.1
Long-term debt, less current portion	1,477.6	1,494.1
Lease-related liabilities	330.5	348.3
Deferred income taxes	52.5	79.3
Other non-current liabilities	189.8	191.7
Total Liabilities	2,971.5	3,050.5
Equity	799.5	821.0
Total liabilities and equity	$3,771.0	$3,871.5

See accompanying notes.

ascena retail group, inc.
Segment Information (Unaudited)
(millions)

	Three Months Ended		Six Months Ended
	January 27, 2018	January 28, 2017	January 27, 2018	January 28, 2017
Net sales:
Premium Fashion (a)	$609.6	$608.2	$1,164.7	$1,187.4
Value Fashion	439.3	481.6	910.6	985.7
Plus Fashion	340.5	347.3	644.7	665.0
Kids Fashion	329.6	311.1	588.7	588.5
Total net sales	$1,719.0	$1,748.2	$3,308.7	$3,426.6

	Three Months Ended		Six Months Ended
	January 27, 2018	January 28, 2017	January 27, 2018	January 28, 2017
Operating (loss) income:
Premium Fashion (a)(b)	$4.5	$22.7	$43.0	$66.3
Value Fashion	(38.4)	(19.8)	(27.5)	(7.7)
Plus Fashion	1.0	(10.0)	0.1	(3.8)
Kids Fashion	19.4	(1.6)	35.1	11.6
Unallocated acquisition and integration expenses	(3.3)	(15.8)	(5.4)	(27.8)
Unallocated restructuring and other related charges	(18.8)	(20.2)	(41.0)	(32.1)
Total operating (loss) income	$(35.6)	$(44.7)	$4.3	$6.5

	Three Months Ended		Six Months Ended
	January 27, 2018	January 28, 2017	January 27, 2018	January 28, 2017
Non-GAAP adjusted operating (loss) income:
Premium Fashion (a)(b)	$6.5	$34.2	$49.7	$88.8
Value Fashion	(38.4)	(19.8)	(27.5)	(7.7)
Plus Fashion	1.0	(10.0)	0.1	(3.8)
Kids Fashion	19.4	(1.6)	35.1	11.6
Total non-GAAP adjusted operating (loss) income	$(11.5)	$2.8	$57.4	$88.9

(a)
The Company's Premium Fashion segment, which historically has followed the National Retail Federation calendar, recognized an extra week during the second quarter of Fiscal 2018. Therefore, results for the Premium Fashion segment for the three and six months ended January 27, 2018 reflect 14 and 27-weeks, respectively. Operating income of $2.8 million from the extra week has been excluded from non-GAAP adjusted operating income. Reference is made to Notes 1 and 2 of the unaudited condensed consolidated financial information included herein for more information and a reconciliation of results on a GAAP basis to a non-GAAP adjusted basis.

(b) Operating income includes the impact of non-cash expenses associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value. For the three and six months ended January 27, 2018, such adjustments were $4.8 million and $9.5 million, respectively, while for the three and six months ended January 28, 2017, adjustments were $11.5 million and $22.5 million, respectively. Adjustments in all periods primarily consist of depreciation and amortization associated with the write-up of ANN's customer relationships and property and equipment and other purchase accounting adjustments, which are primarily lease-related. These items have been excluded from the non-GAAP adjusted operating income. Reference is made to Note 2 of the unaudited condensed consolidated financial information included herein for a reconciliation of operating income on a GAAP basis to non-GAAP adjusted operating income.

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information
(millions, except per share data)

Note 1. Basis of Presentation

Fiscal year 2018 will end on August 4, 2018 and will be a 53-week period ("Fiscal 2018") as the Company conforms its fiscal periods to the National Retail Federation calendar. Fiscal year 2017 ended on July 29, 2017 and was a 52-week period (“Fiscal 2017”).

The Company's Premium Fashion segment, which historically has followed the National Retail Federation calendar, recognized an extra week during the second quarter of Fiscal 2018, consistent with other retail companies already on that calendar. The Company's Value Fashion, Plus Fashion, and Kids Fashion segments will recognize the extra week in the fourth quarter of Fiscal 2018 due to reporting systems constraints.

As a result, the three and six months ended January 27, 2018 include the results of the Value Fashion, Plus Fashion and Kids Fashion segments for 13 and 26-weeks, respectively, while the results of the Premium Fashion segment are included for 14 and 27-weeks, respectively. The three and six months ended January 28, 2017 were 13 and 26-week periods, respectively, for all segments.

Note 2. Reconciliation of Non-GAAP Financial Measures

The comparability of the Company's operational results reported in accordance with U.S. generally accepted accounting principles ("GAAP") for the periods presented herein has been affected by certain transactions. The Company believes that the non-GAAP financial measures presented below, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating current period performance, trends and period-over-period comparative results. Non-GAAP measures eliminate amounts that do not reflect the fundamental performance of the Company’s businesses. These items include costs such as (i) acquisition and integration expenses, (ii) restructuring, tangible asset impairments and other related charges including, but not limited to, charges incurred under the Company's Change for Growth initiative, and (iii) non-cash charges associated with purchase accounting adjustments related to the acquisition of ANN's assets and liabilities, primarily reflecting depreciation and amortization expense and lease-related adjustments. Additionally, as described in Note 1, our GAAP results for the second quarter of Fiscal 2018 reflect an extra week that was recorded by our Premium Fashion segment.

Many investors also use non-GAAP measures as a common basis for comparing the performance of different companies. A general limitation of non-GAAP measures is that they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. Non-GAAP measures should be considered in addition to, not as a substitute for, the Company’s Operating income and Net income per common share, as well as other measures of financial performance and liquidity reported in accordance with GAAP.

The following tables reconcile non-GAAP financial measures to the most directly comparable GAAP financial measures and include Net sales, Gross margin, BD&O expense, SG&A expense, Depreciation and amortization expense, Operating (loss) income, Income tax benefit (provision), Net (loss) income, Diluted net (loss) income per common share and earnings before interest, taxes, depreciation and amortization, as adjusted ("Adjusted EBITDA") to Net loss for all periods presented.

	Three Months Ended		Six Months Ended
	January 27, 2018	January 28, 2017	January 27, 2018	January 28, 2017
Net sales - reported GAAP basis	$1,719.0	$1,748.2	$3,308.7	$3,426.6
Impact of non-cash purchase accounting adjustments (a)	0.1	0.7	0.2	1.4
Premium Fashion additional week	(24.6)	—	(24.6)	—

Non-GAAP Net sales	$1,694.5	$1,748.9	$3,284.3	$3,428.0

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended		Six Months Ended
	January 27, 2018	January 28, 2017	January 27, 2018	January 28, 2017
Gross Margin - reported GAAP basis	$928.6	$945.8	$1,893.7	$1,959.8
Impact of non-cash purchase accounting adjustments (a)	0.1	0.7	0.2	1.4
Premium Fashion additional week	(11.7)	—	(11.7)	—

Non-GAAP Gross Margin	$917.0	$946.5	$1,882.2	$1,961.2

	Three Months Ended		Six Months Ended
	January 27, 2018	January 28, 2017	January 27, 2018	January 28, 2017
Buying, distribution & occupancy expense - reported GAAP basis	$(326.1)	$(320.1)	$(644.2)	$(640.7)
Impact of non-cash purchase accounting adjustments (a)	—	0.3	0.1	1.3
Premium Fashion additional week	1.0	—	1.0	—

Non-GAAP Buying, distribution & occupancy expense	$(325.1)	$(319.8)	$(643.1)	$(639.4)

	Three Months Ended		Six Months Ended
	January 27, 2018	January 28, 2017	January 27, 2018	January 28, 2017
Selling, general & administrative expense - reported GAAP basis	$(526.2)	$(538.1)	$(1,019.0)	$(1,062.5)
Impact of non-cash purchase accounting adjustments (a)	1.6	1.7	3.2	3.2
Premium Fashion additional week	7.9	—	7.9	—

Non-GAAP Selling, general & administrative expense	$(516.7)	$(536.4)	$(1,007.9)	$(1,059.3)

	Three Months Ended		Six Months Ended
	January 27, 2018	January 28, 2017	January 27, 2018	January 28, 2017
Depreciation and amortization expense - reported GAAP basis	$(89.8)	$(96.3)	$(179.8)	$(190.2)
Impact of non-cash purchase accounting adjustments (a)	3.1	8.8	6.0	16.6

Non-GAAP Depreciation and amortization expense	$(86.7)	$(87.5)	$(173.8)	$(173.6)

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended		Six Months Ended
	January 27, 2018	January 28, 2017	January 27, 2018	January 28, 2017
Operating (loss) income - reported GAAP basis	$(35.6)	$(44.7)	$4.3	$6.5
Impact of non-cash purchase accounting adjustments (a)	4.8	11.5	9.5	22.5
Acquisition and integration expenses (b)	3.3	15.8	5.4	27.8
Restructuring and other related charges (c)	18.8	20.2	41.0	32.1
Premium Fashion additional week	(2.8)	—	(2.8)	—

Non-GAAP Operating (loss) income	$(11.5)	$2.8	$57.4	$88.9

	Three Months Ended		Six Months Ended
	January 27, 2018	January 28, 2017	January 27, 2018	January 28, 2017
Income tax benefit - reported GAAP basis	$21.9	$34.1	$15.0	$22.7
Income tax impact of non-GAAP adjustments (d)	2.5	(26.0)	(12.1)	(39.3)
Income tax impact of state tax valuation allowance (e)	23.3	—	23.3	—
Income tax impact of 2017 Tax Reform Act (f)	(34.9)	—	(34.9)	—

Non-GAAP income tax benefit (provision)	$12.8	$8.1	$(8.7)	$(16.6)

	Three Months Ended		Six Months Ended
	January 27, 2018	January 28, 2017	January 27, 2018	January 28, 2017
Net loss - reported GAAP basis	$(39.3)	$(35.2)	$(32.7)	$(20.8)
Impact of non-cash purchase accounting adjustments (a)	4.8	11.5	9.5	22.5
Acquisition and integration expenses (b)	3.3	15.8	5.4	27.8
Restructuring and other related charges (c)	18.8	20.2	41.0	32.1
Premium Fashion additional week	(2.8)	—	(2.8)	—
Income tax impact of non-GAAP adjustments (d)	2.5	(26.0)	(12.1)	(39.3)
Income tax impact of state tax valuation allowance (e)	23.3	—	23.3	—
Income tax impact of 2017 Tax Reform Act (f)	(34.9)	—	(34.9)	—

Non-GAAP Net (loss) income	$(24.3)	$(13.7)	$(3.3)	$22.3

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended		Six Months Ended
	January 27, 2018	January 28, 2017	January 27, 2018	January 28, 2017
Diluted net loss per common share - reported GAAP basis	$(0.20)	$(0.18)	$(0.17)	$(0.11)
Per share impact of non-cash purchase accounting adjustments (a)	0.02	0.06	0.05	0.12
Per share impact of Acquisition and integration related expenses (b)	0.02	0.08	0.03	0.14
Per share impact of Restructuring and other related charges (c)	0.10	0.10	0.21	0.16
Per share impact of Premium Fashion additional week	(0.01)	—	(0.01)	—
Per share income tax impact of non-GAAP adjustments(d)	0.01	(0.13)	(0.07)	(0.20)
Per share income tax impact of state tax valuation allowance (e)	0.12	—	0.12	—
Per share income tax impact of 2017 Tax Reform Act (f)	(0.18)	—	(0.18)	—

Non-GAAP diluted net (loss) income per common share (g)	$(0.12)	$(0.07)	$(0.02)	$0.11

	Three Months Ended		Six Months Ended
	January 27, 2018	January 28, 2017	January 27, 2018	January 28, 2017
Adjusted EBITDA	$75.2	$90.3	$231.2	$262.5
Impact of non-cash purchase accounting adjustments (a)	(1.7)	(2.7)	(3.5)	(5.9)
Premium Fashion additional week	2.8	—	2.8	—
Acquisition and other integration expenses (b)	(3.3)	(15.8)	(5.4)	(27.8)
Restructuring and other related charges (c)	(18.8)	(20.2)	(41.0)	(32.1)
Depreciation and amortization expense	(89.8)	(96.3)	(179.8)	(190.2)
Operating (loss) income	(35.6)	(44.7)	4.3	6.5
Interest expense	(27.2)	(25.0)	(53.8)	(50.3)
Interest income and other income, net	1.6	0.4	1.8	0.3
Loss before benefit for income taxes	(61.2)	(69.3)	(47.7)	(43.5)
Benefit for income taxes	21.9	34.1	15.0	22.7
Net loss	$(39.3)	$(35.2)	$(32.7)	$(20.8)

(a) Includes the impact of non-cash expenses associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value calculated in accordance with Accounting Standards Codification 805 - Business Combinations, such as adjustments to depreciation and amortization related to the write-up of ANN's customer relationships and property and equipment and other purchase accounting adjustments, which are primarily lease-related. We have excluded purchase accounting costs because these costs are unique to each transaction. The nature and amount of such costs vary significantly based on the size and timing of the acquisitions and the maturities of the businesses being acquired. We have excluded the impact of these adjustments as such non-cash amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisition. We believe that adjustment for these items as a supplement to our GAAP information provides investors with a measure that can be used to assess the sustainability of our operating performance. Amounts recorded in each period presented are as follows:

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended		Six Months Ended
	January 27, 2018	January 28, 2017	January 27, 2018	January 28, 2017
Net sales	$0.1	$0.7	$0.2	$1.4
Other operating expenses	1.6	2.0	3.3	4.5
Depreciation and amortization	3.1	8.8	6.0	16.6
	$4.8	$11.5	$9.5	$22.5

(b) Primarily reflects costs related to the ANN acquisition including severance and retention-related expenses, settlement charges and professional fees related to a pension plan acquired in the ANN acquisition which was terminated in the second quarter of Fiscal 2017, and other integration costs to combine the operations and infrastructure of the ANN business into the Company's. Amounts recorded in each period presented are as follows:

	Three Months Ended		Six Months Ended
	January 27, 2018	January 28, 2017	January 27, 2018	January 28, 2017
Other integration expenses	$3.3	$3.5	$5.4	$9.3
Severance and retention	—	8.2	—	10.5
ANN pension settlement	—	4.1	—	8.0
	$3.3	$15.8	$5.4	$27.8

(c) Reflects costs incurred under the Company's Change for Growth program including professional fees and other related charges incurred in connection with the identification and implementation of the transformation initiatives associated with the program, severance and retention-related charges incurred under the program and charges related to the write-down of assets resulting from program activities or the Fleet Optimization program. Amounts recorded in each period presented are as follows:

	Three Months Ended		Six Months Ended
	January 27, 2018	January 28, 2017	January 27, 2018	January 28, 2017
Professional fees and other related charges	$12.9	$8.0	$30.1	$11.8
Severance and retention	2.7	12.2	6.6	20.3
Impairment of assets	3.2	—	4.3	—
	$18.8	$20.2	$41.0	$32.1

(d) Represents the income tax impact applicable to each non-GAAP adjustment described above. The three and six months ended January 27, 2018 also includes the impact of the rate changes resulting from the 2017 Tax Reform Act on those non-GAAP adjustments.

(e) Due to the limitations placed on the use of state income tax net operating losses, we established a valuation allowance in the second quarter of Fiscal 2018. Because this expense is non-cash in nature and non-recurring, we have excluded the expense attributable to the valuation allowance from our non-GAAP results.

(f)
Reflects the Company’s initial estimate of the impact of the 2017 Tax Reform Act, consistent with the relief provided by the SEC in Staff Accounting Bulletin No. 118. Further analysis and regulatory guidance is required before this amount can be finalized.

(g) Reflects the impact on EPS of using 196.1 and 195.8 million weighted average common shares for both GAAP net loss per diluted common share and adjusted net loss per diluted common share for the three and six months ended January 27, 2018, respectively. Also reflects the impact on EPS of using 194.8 and 194.6 million weighted average common shares for both GAAP net loss per diluted common share and adjusted net (loss) income per diluted common share for the three and six months ended January 28, 2017, respectively. The number of weighted average basic and diluted common shares for all periods presented are equal as the impact of potentially dilutive stock options and restricted stock units was anti-dilutive under the treasury stock method.